UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2011

APAC Customer Services, Inc.

(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Waukegan Road, Suite 300, Bannockburn, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-374-4980

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

These supplemental disclosures to the definitive proxy statement on Schedule 14A, which we refer to as the definitive proxy statement, filed by APAC Customer Services, Inc., which we refer to as the Company or APAC, with the United States Securities and Exchange Commission on September 15, 2011, are being made to update certain information and to respond to certain allegations made by plaintiffs in stockholder litigation relating to the Agreement and Plan of Merger, which we refer to as the merger agreement, dated as of July 6, 2011, by and among APAC, Blackhawk Acquisition Parent, LLC, or Parent, and Blackhawk Merger Sub, Inc., or Merger Sub, a wholly-owned subsidiary of Parent, providing for the merger of Merger Sub with and into the Company, which we refer to as the merger. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement.

SETTLEMENT OF LITIGATION

This supplemental disclosure is being filed in connection with a memorandum of understanding, which we refer to as the Memorandum of Understanding entered into on September 28, 2011, regarding the settlement of certain litigation relating to the merger agreement. As previously disclosed beginning on pages 5 and 43 of the definitive proxy statement, a purported class action complaint was brought against APAC, the Board, OEP, Parent and Merger Sub.

The Company believes that no further disclosure is required to supplement the definitive proxy statement under applicable laws; however, to avoid the risk that the action may delay or otherwise adversely affect the consummation of the merger and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the Memorandum of Understanding, to make certain supplemental disclosures related to the proposed merger, all of which are set forth below.

SUPPLEMENTAL DISCLOSURES

These supplemental disclosures should be read in conjunction with the definitive proxy statement, which should be read in their entirety.

The Merger—Opinion of Credit Suisse Securities (USA) LLC

The following disclosure supplements the second paragraph on page 32 of the definitive proxy statement under the heading “Miscellaneous” by inserting the language below between the third and fourth sentences.

The aggregate compensation received by Credit Suisse from the Company for services provided during the two years preceding the date of its opinion was not material.

The following disclosure supplements and restates the table entitled “Management Forecasts” on page 34 of the definitive proxy statement.

Management Forecasts

	($ in millions)
	2010A	2011E	2012E	2013E	2014E	2015E
Total Revenue	$326	$367	$418	$458	$500	$542
% Growth	11.2%	12.5%	13.9%	9.7%	9.1%	8.5%
Total EBITDA(1)	$49	$59	$67	$74	$82	$89
% Margin	15.1%	16.0%	16.0%	16.2%	16.3%	16.4%
Unlevered Free Cash Flow	$16	$26	$30	$37	$37	$41
% of Revenue	4.9%	7.1%	7.2%	8.0%	7.5%	7.6%

(1)	2011 pro forma for acquisition of SEI, LLC, which assumes full annual EBITDA of $2.4 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

September 30, 2011	By:	/s/ Robert B. Nachwalter
	Name:	Robert B. Nachwalter
	Title:	SVP and General Counsel